Exhibit 32.1
SECTION 1350 CERTIFICATION (PRINCIPAL EXECUTIVE OFFICER)
In connection with the Quarterly Report of Lam Research Corporation (the “Company”) on Form 10-Q for the fiscal period ending December 24, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Martin B. Anstice, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
January 30, 2018

/s/ Martin B. Anstice
Martin B. Anstice
Chief Executive Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section. Such certification will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.